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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

IMH ASSETS CORP. (as depositor under a Series 2005-2 Indenture dated as of March 3, 2005, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2005-2)

                                IMH Assets Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               California                                   333-117817                               33-0705301
       ---------------------------                       -----------------                           --------------
       (State or Other Jurisdiction                  (Commission File Number)                    (I.R.S. Employer
            of Incorporation)                                                                   Identification No.)


             1401 Dove Street
        Newport Beach, California                                                                     92660
        -------------------------                                                                     -----
          (Address of Principal                                                                     (Zip Code)
            Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600.


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.
          ------------

Description of the Mortgage Pool

                  On or about March 3, 2005, the Registrant will cause the issuance and sale of approximately $1,317,823,000 initial principal amount of Collateralized Asset-Backed Bonds, Series 2005-2 (collectively, the "Bonds") pursuant to an Indenture, dated as of March 3, 2005, between Impac CMB Trust Series 2005-2, as Issuer, and Wells Fargo Bank, N.A., as Indenture Trustee. The Bonds to be designated as the Series 2005-2 Bonds will represent in the aggregate the entire beneficial ownership interest in a trust estate (the "Trust Estate") consisting primarily of a pool (the "Mortgage Pool") of conventional, one- to four-family, first lien adjustable-rate and fixed-rate mortgage loans having original terms to maturity up to 30 years (the "Group 1 Mortgage Loans") and adjustable-rate first lien multifamily mortgage loans having original terms to maturity up to 30 years (the "Group 2 Mortgage Loans"; and together with the Group 1 Mortgage Loans, the "Mortgage Loans").

Computational Materials

         In connection with the sale of the Bonds, the Registrant has been advised by Bear, Stearns & Co. Inc., Countrywide Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "Underwriters") that the Underwriters have furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Bonds following the effective date of Registration Statement No. 333-117817, which Computational Materials are being filed as exhibits to this report.

         The Computational Materials have been provided by the Underwriters. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Bonds and by any other information subsequently filed with the Securities and Exchange Commission.

         The Computational Materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         In addition, the actual characteristics and performance of the Mortgage Loans underlying the Bonds may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Bonds might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Bonds.




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Item 9.01 Financial Statements and Exhibits.
          ---------------------------------

                  (a) Not applicable

                  (b) Not applicable

                  (c) Exhibits:



    EXHIBIT NO.      ITEM 601(A) OF          DESCRIPTION
    -----------      REGULATION S-K          -----------
                     EXHIBIT NO.
                     -----------
         1                     99            Computational Materials --
                                             Computational Materials (as defined
                                             in Item 8.01) that have been
                                             provided by the Underwriters to
                                             certain prospective purchasers of
                                             the IMH Assets Corp. Collateralized
                                             Asset-Backed Bonds, Series 2005-2
                                             (filed in paper pursuant to the
                                             automatic SEC exemption pursuant to
                                             Release 33-7427, August 7, 1997)







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     IMH ASSETS CORP.

                                                     By: /s/ Richard J. Johnson
                                                        -----------------------
                                                     Name:   Richard J. Johnson
                                                     Title:  EVP, CFO

Dated: March 3, 2005


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                                  EXHIBIT INDEX



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
                               Item 601(a) of               Sequentially
Exhibit                        Regulation S-K               Numbered
Number                         Exhibit No.                  Description                     Page
------                         -----------                  -----------                     ----
1                              99                           Computational Materials         Filed Manually
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